                                                                     Exhibit 11

                               Hawaiian Airlines, Inc.
                      Computation of Primary and Fully Diluted
                          Net Income Per Common Stock Share
                    for the Three Months Ended September 30, 1996
                  (in thousands, except per share data) (Unaudited)

                                                         Three Months Ended
                                                         September 30, 1996
                                                      ------------------------
                                                                       Fully
                                                         Primary      Diluted
                                                      ------------   ---------

Weighted average common stock shares outstanding . . .     28,452 *   28,452 *

Incremental common shares issuable upon exercise of
    outstanding warrants and stock options
    (treasury stock method). . . . . . . . . . . . . .      1,814      1,885
                                                         --------   --------

Weighted average common stock shares and common
    share equivalents. . . . . . . . . . . . . . . . .     30,266     30,337
                                                         --------   --------
                                                         --------   --------

Net income before extraordinary gain . . . . . . . . .   $  1,369   $  1,369
Extraordinary gain, net of income taxes. . . . . . . .        -          -
                                                         --------   --------
Net income for per share computations. . . . . . . . .   $  1,369   $  1,369
                                                         --------  ---------
                                                         --------   --------

Net income before extraordinary gain
    per common stock share . . . . . . . . . . . . . .   $   0.05   $   0.05
Extraordinary gain, net of income taxes,
    per common stock share . . . . . . . . . . . . . .        -          -
                                                         --------   --------
Net income per common stock share. . . . . . . . . . .   $   0.05   $   0.05
                                                         --------   --------
                                                         --------   --------

* Includes shares reserved for issuance under the consolidated Plan of Reorganization dated September 21, 1993, as amended

                               Hawaiian Airlines, Inc.
                      Computation of Primary and Fully Diluted
                          Net Income Per Common Stock Share
                     for the Nine Months Ended September 30, 1996
                  (in thousands, except per share data) (Unaudited)

                                                         Nine Months Ended
                                                         September 30, 1996
                                                      -------------------------
                                                                       Fully
                                                        Primary       Diluted
                                                      -----------    ----------

Weighted average common shares outstanding . . . . . .     25,630 *   25,630 *

Incremental common shares issuable upon exercise of
    outstanding warrants and stock options
    (treasury stock method). . . . . . . . . . . . . .      1,773      1,834
                                                         --------   --------
Weighted average common shares and common
    share equivalents. . . . . . . . . . . . . . . . .     27,403     27,464
                                                         --------   --------
                                                         --------   --------

Net income before extraordinary gain . . . . . . . . .   $  1,985   $  1,985
Extraordinary gain, net of income taxes. . . . . . . .        340        340
                                                         --------   --------
Net income for per share computations. . . . . . . . .   $  2,325   $  2,325
                                                         --------   --------
Net income before extraordinary gain
    per common share . . . . . . . . . . . . . . . . .   $   0.07   $   0.07
Extraordinary gain, net of income taxes,
    per common share . . . . . . . . . . . . . . . . .       0.01       0.01
                                                         --------   --------
Net income per common share. . . . . . . . . . . . . .   $   0.08   $   0.08
                                                         --------   --------
                                                         --------   --------

* Includes shares reserved for issuance under the consolidated Plan of Reorganization dated September 21, 1993, as amended